UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2012

CEMPRA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35405	26-264445
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

6340 Quadrangle Drive, Suite 200, Chapel Hill, NC	27517
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 313-6601

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)     On March 20, 2012, the Board of Directors (the “Board”) of Cempra, Inc., a Delaware corporation (the “Company”), appointed David Gill as a member of the Board, effective April 1, 2012. Mr. Gill was appointed as a Class I director and will hold office until Cempra’s 2012 Annual Meeting of Stockholders or until his successor is elected and qualified. The Nominating and Governance Committee of the Board recommended Mr. Gill for appointment to the Board. Mr. Gill also will serve as Chair of the Board’s Audit Committee, effective April 1, 2012.

 There were no arrangements or understandings between Mr. Gill and any other person pursuant to which Mr. Gill was appointed to the Board and there are no related party transactions between Mr. Gill and Cempra.

 On April 2, 2012, Mr. Gill will be granted 25,000 options exercisable for shares of Cempra common stock for his appointment to the Board. Mr. Gill’s options will vest in equal monthly installments over one year and have an exercise price equal to the closing price of Cempra’s common stock on April 2, 2012, as reported on the NASDAQ Global Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEMPRA, INC.

Date: March 26, 2012	/s/ Mark W. Hahn
Mark W. Hahn, Chief Financial Officer